Exhibit 99.1

Press Release

HARRINGTON WEST TO PRESENT AT HOWE BARNES 12TH ANNUAL BANK CONFERENCE ON AUGUST 13, 2007 AT 2:10 P.M. CENTRAL TIME

August 7, 2007

Solvang, California - Harrington West Financial Group, Inc. (Nasdaq: HWFG), the holding company for Los Padres Bank, FSB and its division Harrington Bank, today announced that Craig J. Cerny, Chairman and Chief Executive Officer, and Mark Larrabee, President of the Kansas Region and Chief Commercial Loan Officer, will be presenting at the Howe Barnes Bank Conference on August 13, 2007 at 2:10 p.m. (central daylight time) to be held at the Fairmont Hotel in Chicago. This 30 minute presentation on the HWFG’s core strategies and financial performance will be broadcast via the worldwide web.  The broadcast can be accessed by logging on to http://www.howebarnes.com.  Once on this page, participants will be directed to HWFG’s presentation. For those unable to listen to the live broadcast, a replay will be available for seven business days beginning one hour after the conclusion of the conference.

Harrington West Financial Group, Inc. is a $1.1 billion, diversified, financial institution holding company for Los Padres Bank and its division Harrington Bank. HWFG operates 16 full service banking offices on the central coast of California, Scottsdale, Arizona, and the Kansas City metro. The Company also owns Harrington Wealth Management Company, a trust and investment management company with $193.1 million in assets under management or custody.

For information contact:	For share transfer information contact:
Craig J. Cerny 480/596-6555	Lisa F. Watkins 805/688-6644